Exhibit (c)(6)

Exhibit (c)(6)

Centerview Partners

TD Cowen
a division of TD Securities

Personalis
Precision Genomics for Immuno-Oncology

Presentation to the Board of Directors

April 28, 2026

Executive Summary

Equity Markets At All Time Highs, Belying Significant Macro and Geopolitical Instability

- **Equity indices are at all-time highs**, fueled by market exuberance for AI and generally strong corporate earnings cycle, in spite of elevated rate environment
- **Mixed macro fundamentals** across inflation, unemployment and consumer confidence
  - Significant uncertainty around U.S. monetary + fiscal policy ahead of Fed Chair changeover and midterms
- **Impact of geopolitical events on future growth outlook is not yet easily quantifiable**
  - Straight of Hormuz closure has impacted APAC acutely, with U.S. exposure still a question

Diagnostics Has Been a Bright Spot Amidst Otherwise Underperforming Healthcare Sector

- **Healthcare is the worst performing S&P sector over the past 3 years**
  - Annualized +2% CAGR vs. IT and Communications both >30% and broader market at 20%
- **Diagnostics peers have outperformed (+15% median LTM) broader healthcare sector**
  - Performance coupled with significant volatility; now trading below average LTM forward multiples

While Biopharma M&A Is At All Time Highs, Limited Recent Diagnostics Activity

- **Outside of recent mega-deals (Exact, Becton Dx), diagnostics M&A has been muted**
  - Median transaction size in diagnostics hovering sub-$1bn over the past three years
  - MRD landscape continues to evolve, with smaller, tactical M&A (e.g. Foresight / Natera, Saga / Roche)
- **More broadly, biopharma M&A, including oncology focused transactions, is at all time highs**
  - 14 transactions >$1bn YTD, with 1Q 2026 the busiest quarter in history
    - 43% oncology transactions, with continued momentum in the space both on M&A and fundamentals (e.g. RevMed data, Allogene MRD data, and FDA guidance enabling MRD as a surrogate endpoint in MM)

Source: Public filings and FactSet as of April 2026.

Topics for Discussion

1. **Update on Macro Environment Today**

2. **Implications for Personalis Today**

3. **Update on Project Aviary**

Broader Macro Environment Defined by Volatility and Shocks

Three emerging headwinds – disruption in the Middle East, potential stagflationary pressures and a weakening U.S. labor market – are widening the distribution of macro outcomes and make for a more difficult planning environment

Strait of Hormuz

Brent Crude Price Since Launch of Operation Epic Fury


$72.87
$94.75
+30%
Feb 27
Mar 06
Mar 13
Mar 20
Mar 27
Apr 03

25% of seaborne oil, 20% of LNG and 30% of fertilizer / helium global supply flows through the strait

Increasingly Uncertain Rate Environment


Eurozone
United States
United Kingdom
One-year inflation swaps (%)
War starts
War starts
War starts
4%
2%
0%
Jan-26
Mar-26
Jan-26
Mar-26
Jan-26
Mar-26

Market inflation expectations have risen significantly since the start of the war, particularly in Europe

A See-Sawing Labor Market

Monthly change in US nonfarm payrolls, thousands


(48)
+42
+67
+108
+13
(20)
+64
(70)
+76
(140)
+41
(17)
+126
(92)
+178
Jan-25
Mar-25
May-25
Jul-25
Sep-25
Nov-25
Jan-26
Mar-26

Net job creation remains volatile, though in March the labor force participation rate hit the lowest level since 1977

Source: Economist, WSJ, FT, IMF, Bureau of Labor Statistics, FRED.

However, Market Has Become Accustomed to Macro Uncertainties Over the Past Several Years

- *Business resilience supported by strong balance sheets and supply chains that are more diversified than pre-COVID*
- *Global capital markets have tended to look past regional conflicts and shocks*

Geopolitical Instability Having Direct Impacts on Businesses


Greenland
"There is a little trepidation in Greenland with our local partners and our staff…if things escalate, that might cause us some delays. We don't want to be used as a political football"
Critical Metals Corp
Jan. 21, 2026
Russia / Ukraine
"Peace has absolutely zero effect on the business…If there were no war tomorrow…then what we are currently sending to Ukraine and producing for Ukraine would instead go into NATO member stockpiles"
RHEINMETALL
Dec. 7, 2025
Venezuela
"We've stayed when others didn't. We're getting paid back some debts that we're owed, and it does give us a significant head start. And the country has tremendous long-term potential."
Chevron
Jan. 30, 2026
China
"The industrial landscape in which we operate is sown with difficulties, exacerbated by the confrontation between the U.S. and China"
AIRBUS
Jan. 25, 2026
Europe
"So if [the new tariffs] play out exactly as we expect…it could be a $30 million, $40 million impact this year. But again, we're a long way from that becoming an executive order…We're watching it as everybody else is."
3M
Jan. 20, 2026
Middle East
"We are meaningfully reducing capacity growth, with a downward bias until the fuel environment improves, and moving quickly to recapture higher fuel costs"
DELTA
Apr. 8, 2026

Despite Initial Shock, Companies Have Generally Remained Resilient Through Heightened Volatility

Event	Shock	Absorption	Adaptation
Greenland	*Trump threatens select European countries with **10% tariffs** if demands not met on US ownership of Greenland; S&P 500 (2.5%)*	*European countries respond with threat of **$93bn in retaliatory tariffs**; consider use of **EU Anti-Coercion Instrument (ACI)***	*Compromise reached but **increased tension between US and Europe**; flow of central bank reserves **away from USD** accelerates*
Liberation Day	*Trump unveils **tariffs based on country-specific trade deficits** and **10% baseline tariffs**; S&P 500 (4.2%)*	*Trading partners immediately threaten retaliation: **EU readies tariffs on ~€26bn** of U.S. goods; **China announces a 34% tariff** on all U.S. imports*	***Individual trade deals** are reached and **US companies heavily shift imports** to countries with lower trade policy uncertainty[1]*

Source: Press releases and interviews, AP News.
(1) Trade policy uncertainty measured as the gap between the announced tariff rate and the 10% baseline tariffs.

U.S. Equity Indices Continue to Reach New All Time Highs

S&P 500 had a record last 12 months closing at ~7,200 (+31%) and trading at 21.3x forward price-to-earning multiple

Historical S&P 500 Performance


L3Y S&P500
Performance: +73%
180%
160%
140%
120%
100%
80%
4,137
7,165
+23%
+8%
+31%
Apr-23
Apr-24
Apr-25
Apr-26

Historical S&P 500 Forward P / E Multiple


L3Y S&P500
Performance: +2.8x
24.0x
23.0x
22.0x
21.0x
20.0x
19.0x
18.0x
17.0x
16.0x
18.5x
20.4x
20.1x
21.3x
Apr-23
Apr-24
Apr-25
Apr-26

Historical averages	NTM P/E
Last 20 years	16.6x
Last 10 years	19.3x
Last 5 years	20.3x
Last 3 years	20.9x
Last 2 years	21.7x
Last year	22.0x

Source: FactSet as of April 24, 2026.

Against This Uncertain Backdrop, Broader Healthcare Sector Has Underperformed Relative to Other Sectors

For Healthcare, underperformance was largely driven by labor shortages, inflation and enduring effects of COVID-19 which has resulted in a decline in growth and operating performance

S&P Sector Performance Last Twelve Months | **S&P Sector Performance Last 3 Years**


Information Technology
+54%
Communications
+50%
Energy
+37%
Industrials
+34%
S&P500
+31%
Consumer Discre.
+26%
Materials
+25%
Utiliities
+18%
Real Estate
+8%
Financials
+7%
Consumer Staples
+5%
Healthcare
+5%
Better Performing
S&P 500's performance belied by AI outperformance and adjacent "picks and shovels" sectors
Worse Performing
Annualized
Communications
+149%
+36%
Information Technology
+138%
+34%
S&P500
+73%
+20%
Industrials
+71%
+20%
Consumer Discre.
+70%
+19%
Financials
+55%
+16%
Utiliities
+32%
+10%
Energy
+31%
+9%
Materials
+28%
+9%
Real Estate
+18%
+6%
Consumer Staples
+17%
+5%
Healthcare
+7%
+2%

Source: FactSet as of 4/24/26.
Note: Growth sectors include communications, consumer discretionary, and technology. Defensive sectors include consumer stables, energy, healthcare and utilities.

Diagnostics Subsector Has Been Subject to High Volatility LTM with Multiples Recently Compressing Below LTM / YTD Averages

Diagnostics Comps Continue to Face Valuation Pressure Year-to-Date

Healthcare Sub-Sector LTM Performance


S&P
+31%
Big Biotech (1)
+24%
Pharma (2)
+23%
Dx (3)
+15%
Mid Cap MedTech
+5%
LST (4)
+1%
Large Cap MedTech
(5%)
High Growth MedTech
(6%)
Services (5)
(18%)

Select Diagnostics(3) Forward EV/NTM Revenue Multiple


12.0x
10.0x
8.0x
6.0x
4.0x
2.0x
0.0x
Apr-23
Apr-24
Apr-25
Apr-26
4.1x
Tech-driven market with limited investor optimism / focus toward pre-profitability diagnostics Δ: (2.9x)
1.2x
Clinical and regulatory momentum - 2H'24-1Q'25 rebound Δ: +5.6x
6.8x
Rerating of multiples led by Grail due to reimbursement favorability - 2Q'25 decline Δ: (2.6x)
4.2
Revenue acceleration and strategic validation 2H'25 rebound Δ: +6.6x
10.8x
Rising competitive intensity, macro volatility, and Grail's negative Galleri data - 1Q'26 decline Δ: (5.0x)
5.8x
Personalis today: 4.7x

Historical averages	EV / NTM Rev.	PSNL
Last 3 years	4.7x	2.7x
Last 1 year	7.2x	6.0x
YTD	7.6x	7.9x

Source: FactSet as of 4/24/26.

Note: Large-cap MedTech represents select companies with market capitalization >$10bn. Mid-cap MedTech represents select companies with market capitalization $2-10bn. High-growth MedTech represents select companies with CY'26-28 revenue CAGR of 10% or greater.

(1) Big Biotech includes Amgen, Biogen, Regeneron, and Vertex.

(2) Large-cap pharma includes AbbVie, AstraZeneca, Bayer, Bristol-Myers, GlaxoSmithKline, Johnson & Johnson, Eli Lilly, Gilead, Merck, Merck KgAA, Novartis, Novo Nordisk, Pfizer, Roche, and Sanofi.

(3) Dx includes Adaptive, BillionToOne, CareDx, Caris, GeneDx, Grail, Guardant, Nightingale, Personalis, Toucan, and Veracyte.

(4) LST includes Agilent, Abbott, Becton Dickinson, Danaher, Illumina, Lonza, Thermo Fisher and Roche.

(5) Large-cap services includes Centene, Cigna, CVS Health, Elevance, Humana, IQVIA, and UnitedHealthGroup.

Following Historic COVID-19 Funding Environment, Diagnostics Capital Markets Activity Experienced A Long Drought

Diagnostics Fundraising (2021 – 2026YTD)


IPO
Follow-on
$bn Proceeds
$2.3
$4.0
$0.0
$1.3
–
$1.2
$0.4
$0.9
$0.8
$1.8
–
$0.1
2021
2022
2023
2024
2025
2026YTD

# of Deals	2021	2022	2023	2024	2025	2026YTD
IPO	10	2	–	1	2	–
Follow-on	22	24	29	36	36	5

Selected Diagnostics IPOs Since 2021[1]

Annc. Date	Company	Subsector	Performance YTD	Performance Since IPO
Nov-25	BillionToOne	Prenatal / cancer liquid biopsy	+4%	+41%
Jun-25	Caris Life Sciences	Liquid / tissue biopsy tumor profiling	(25%)	(4%)
Jun-24	Tempus	Genomic profiling, MRD	(12%)	+41%
Oct-21	Lucid Diagnostics	Esophageal cancer DNA diagnostics	(2%)	(92%)
Sep-21	Cue	COVID-19 diagnostics	*N/A - Delisted*	
Jul-21	Sera Prognostics	Pregnancy risk diagnostics	(32%)	(87%)
Mar-21	Nightingale	Multi-disease NMR-based blood test	(41%)	(82%)
Feb-21	Lucira Health	COVID-19 diagnostics	*N/A - Delisted*	
Jan-21	Ortho Clinical Diagnostics	In vitro diagnostics	N/A	+45%[2]

Acquired

Source: Public filings, CapIQ, and FactSet as of April 2026. Note: Dollars in billions unless. Includes companies listed in U.S. and European exchanges. (1) Selected IPOs include companies with offerings exceeding $70mm. (2) Reflects performance from IPO price to acquisition offer price.

Broader Biopharma M&A Remains Very Active with 6 Oncology Deals >$500mm YTD…

Total Oncology M&A Offer Value *(2023–2026YTD)*[1]



$80
$60
$40
$20
–
Commercial
Late-Stage[2]
Early-Stage[3]
$68
Seagen
$44
$23
(excl. Seagen)
$17
$6
$1
$16
$2
$3
$11
$19
$4
$10
$6
$25
$8
$2
$16
2023
2024
2025
2026

	2023	2024	2025	2026
# M&A Deals	7	11	7	6
Avg. Deal Size[4]	$3.9	$1.5	$2.8	$4.2

Total Oncology Partnership Offer Value *(2023–2026YTD)*[1]



$5
$4
$1
$1
$4
$1
2023
2024
2025
2026

	2023	2024	2025	2026
# Partnership Deals	2	1	3	2
Avg. Deal Size	$2.7	$0.6	$1.3	$0.6

Key Observations

- Historically, oncology deals have tended to be clustered around discrete periods of high activity, with single transactions setting off a **rapid chain reaction of fast-follower BD within the modality**
  - **Mar'23-Apr'24:** six ADC-focused deals represented **~$64bn** of deal value
  - **Oct'23-May'24:** four radiopharma M&A transactions with **~$9bn** of deal value
  - **Nov'24-Current:** six PD-1 bi-specific deals represented **~$6bn** of deal value
- Size and stage of transactions **highly dependent on broader pharma needs**
  - Substantial activity in **de-risked, late and commercial-stage assets** from 2022-23 as pharmas focused on impending LoEs
  - Transition to **earlier-stage assets** in 2024 as revenue pressures eased
  - Since 2025, **reversion to later-stage targets** as portfolio fit and commercial differentiation are becoming more important than just combinability

Source: Public filings.
Note: Dollars in billions.
(1) Includes transactions with $500mm+ upfront value. (2) P3 / Filed. (3) P1 / 2. (4) Excludes Seagen in 2023.

…But Significant Oncology M&A Has Not Translated Into Robust Diagnostics Deal Activity

Total Diagnostic Transaction Value By Year Since 2021($bn)[1]


$15.0
$7.6
$0.7
$3.0
$42.9
$1.3
BD
$18.8
EXACT SCIENCES
$22.8
$0.6
Spin / merge of BD biosciences and diagnostics business with Waters
Largest all-cash diagnostics deal in history
2021
2022
2023
2024
2025
2026YTD

Memo:	2021	2022	2023	2024	2025	2026YTD
# of Deals	15	9	2	4	7	1
Median Deal Size	$0.5	$0.4	$0.4	$0.8	$0.4	$0.6

Selected Transactions *(Trans. Value)*					
Ortho Clinical Diagnostics *($6.4bn)*	Binding Site *($2.7bn)*	Haystack Oncology *($0.5bn)*	LifeLabs *($1.0bn)*	Foresight Diagnostics *($0.5bn)*	SAGA Diagnostics *($0.6bn)[2]*
GenMarkDx *($1.8bn)*	Immucor *($2.0bn)*	lumiraDx *($0.3bn)*	Ambry Genetics *($0.6bn)*	Life Molecular Imaging *($0.4bn)*	

Source: CapIQ as of April 2026. Dollars in billions. (1) Reflects acquisitions in U.S. and Europe with upfront transaction value >$100mm. (2) Reflects total consideration as upfront value was undisclosed.

Case Study: Roche's Acquisition of SAGA Diagnostics and Points of Comparison vs. Personalis

SAGA DIAGNOSTICS

Key Transaction Highlights

- On April 16, 2026, Roche announced a definitive merger agreement to acquire **SAGA Diagnostics for up to $595 million**, including commercial and regulatory milestone payments
- SAGA will be **integrated into Foundation Medicine,** Roche's comprehensive genomic profiling (CGP) subsidiary
- SAGA is a **molecular residual disease** diagnostics company focused on **ultra-sensitive, tumor-informed ctDNA testing**
- Flagship product, **Pathlight**, is a **blood-based, multi-cancer MRD platform** that is **commercially available in the U.S.** for **early-stage breast cancer and CRC**, while also utilized across a range of cancer types for biopharma development programs
  - Utilizes **whole-genome sequencing** and **digital PCR** to identify and track **structural variants**, a differentiated approach intended to improve sensitivity versus first-gen MRD assays
  - Received Medicare coverage in Jun-25 for **surveillance in stage II-III breast cancer**
- Acquisition **strengthens Foundation Medicine's monitoring portfolio** and expands Roche's capabilities across the oncology workflow from treatment selection to monitoring of both treatment response and disease recurrence
- Roche also plans to combine SAGA's platform with its AXELIOS sequencing platform and Digital LightCycler PCR platform to develop a **decentralized MRD solution**

Transaction Summary

Total Consideration incl. Reg. / Comm'l. Milestones ($mm)	**$595**
Return to Investors (Based on Total Consideration):	
Return on Series A2 Post-Money Valuation[1]	23.3x
Return on Total Raised[2]	33.0x

Key Company Characteristics vs. Personalis

	SAGA	Personalis
Flagship Test	WGS + Multiplex Digital PCR	WGS + personalized NGS-based ctDNA panel
Variant Type	Structural variants	**Tumor-specific somatic variants**
Variants Tracked	Up to 16 structural variants per patient	Up to ~1,800 somatic variants per patient
LOD	Sub-1ppm	Median real-world LOD ~1.9ppm
Medicare Coverage	Surveillance of Stage II-III BC	Surveillance of Stage II-III BC + Stage I-III NSCLC
Pipeline Indications (not comprehensive)	TNBC, mBC, HGSOC	CRC, BC, cervical and ovarian cancers

Source: Public filings and PitchBook. (1) Based on last publicly-disclosed €10.5mm Series A2 raise in Jun-21 with post-money valuation of $26mm. (2) Based on total raised of $18mm.

Key Questions in MRD Today and Implications for Personalis

Key MRD Questions Today

Market Size / Ability for Multiple Players to Win

- **Wide range of estimates** for MRD testing market size
  - Most bullish analysts see $30bn+ in TAM
- However, it **remains to be seen** how **competitive dynamics** will play out
  - Share for emerging players vs. incumbents today?
  - Indication specific vs. pan-tumor leadership
  - First-mover advantage vs. displacement by innovators

Genome Sequencing Technology and Variant Breadth

- **Many approaches to number of variants covered** by today's MRD tests
  - SAGA (Roche) tracks 16 SVs / patients vs. Signatera 64 clonal variants vs. Oncodetect 200 variants
  - Many tests approaching low single digit PPM detection threshold
  - Most relevant in disease with low shedding

Tumor Informed vs. Tissue Free

- Today, **tumor informed** is clear leader in specificity and sensitivity
  - Requires tissue samples, which are not always taken
  - More complicated workflow (e.g. assay production)
- **Tissue-free may be the next frontier** for MRD dx.
  - Will require equivalent or better efficacy to become first-choice for patients

Personalis Implications

- **Emerging SMID-cap leader** in MRD testing approaching key value inflections
- **Highly differentiated fundamental technology** sequencing whole genome + over **1,800** tumor specific variants
  - Best-in-class detection threshold provides further edge vs. competition
- **Steady cadence of reimbursement decisions** over next 18+ months
  - Critical, time-gated step to translate clinical utility into revenue inflections

- **Entering into partnerships directly with biopharma** for clinical stage assets
  - Modest revenue today, significant upside
  - Entrenches NeXT Dx in clinical workflow

Best-in-Class Testing Platform + *Accelerating Reimbursed Indications* + *World-class team & relationships*

Leading Independent MRD Player Today

Source: Wall Street research, Company filings.

Personalis Has Outperformed Peers LTM As Leading Position In MRD Has Become Increasingly Clear

2019	2020	2021	2022	2023 - 2024	2025 - 2026
Reliable sequencing sales from VA Million Veteran Program	ImmunoID NeXT rode **COVID-driven genomics surge**	**VA MVP decline and genomics slowdown** pressure business	**VA sales drop** / Natera becomes key customer, inc. concentration risk	**Strategic pivot to "Win-in-MRD"** via NeXT Personal Dx, Toucan co-commercialization, Myriad partnership, Medicare coverage, Moderna collaboration, and Merck investment	Strong **clinical test volumes**, key **Medicare wins**, and landmark data

Share Price Performance

	YTD	1-Yr	2-Yr
Personalis	(23%)	+59%	+369%
Other Dx Cos [1]	(14%)	(1%)	+80%
XBI	+9%	+65%	+59%



9/17/20: Announced contract extension and new $31mm task order from VA VMP for sequencing and analysis services
2/28/22: Announced clinical launch plans as oncology testing takes lead over population sequencing
3/13/20: US declares national Covid-19 emergency
12/6/22: Announced new Personalis HQ triples capacity to scale cancer diagnostics
12/19/24: Announced $50mm investment from Merck via private placement and extension of collaboration with Moderna for ImmunoID NeXT Platform
11/10/25: Announced Medicare coverage for MRD tests in breast cancer
10/16/25: Announced new positive data of NeXT Personal in AZ NSCLC P3 trial
11/28/23: Announced strategic collab. with Toucan to co-comm'l. NeXT Personal Dx
12/16/24: Expanded collab. with Toucan for biopharma access
7/9/25: Expanded NeXT Personal collab. with Toucan in CRC
1/26/21: Announced $150mm public offering
$70
$60
$50
$40
$30
$28.49
$20
$10
$0
$43.66
+53%
$17.95
(37%)
$6.10
(79%)
Jun-19
Sep-19
Dec-19
Mar-20
Jun-20
Sep-20
Dec-20
Mar-21
Jun-21
Sep-21
Dec-21
Mar-22
Jun-22
Sep-22
Dec-22
Mar-23
Jun-23
Sep-23
Dec-23
Mar-24
Jun-24
Sep-24
Dec-24
Mar-25
Jun-25
Sep-25
Dec-25
Mar-26
Personalis
Other Dx Cos(1)
XBI

Source: FactSet as of 4/24/26. (1) Other Dx companies include Natera, Guardant, Toucan, Caris, Grail, BillionToOne, Adaptive, Veracyte, GeneDx, and CareDx.

CENTERVIEW PARTNERS | TD Cowen a division of TD Securities

Analysts See Significant Upside to Personalis' Share Price Today

Current Price: $6.10
Median PT = +80% vs. current

Broker	Price Target	Revenue 2026E	Revenue 2027E	Implied EV / Rev. Mult. 2026E	Implied EV / Rev. Mult. 2027E
GUGGENHEIM (Subbu Nambi)	$13 Buy	$81	$107	6.0x	4.5x
BTIG (Mark Massaro)	$13 Buy	79	116	6.2x	4.2x
Needham (Mike Matson)	$12 Buy	79	99	6.2x	4.9x
LAKE STREET CAPITAL MARKETS (Thomas Flaten)	$11 Buy	89	–	5.5x	–
TD Cowen a division of TD Securities (Dan Brennan)	$10 Buy	80	107	6.1x	4.6x
CRAIG-HALLUM (Bill Bonello)	$10 Buy	81	112	6.0x	4.4x
Morgan Stanley (Kallum Titchmarsh)	$10 Hold	79	113	6.2x	4.3x
Median	**$11**	**$80**	**$109**	**6.1x**	**4.5x**

Select WS Commentary

"We like the idea of PSNL **teaming up with a large precision oncology diagnostics company, particularly one like [Toucan]** who we think has access to capital, a suite of on-market tests, and a large sales force in place calling on medical oncologists."
BTIG *2/27/26*

"Personalis has **released several strong sets of data recently**, including strong NeXT Personal data results in cervical cancer, colorectal cancer, neoadjuvant breast cancer, and immunotherapy and we expect this data to **support its reimbursement initiatives**."
Needham *2/23/26*

"37% of oncologists indicated **superior test performance was an important consideration** and 17% of respondents selected a test based on clinical data, which we think supports a **spot opening in MRD for ultra sensitive tests** if that performance can be proven."
GUGGENHEIM *5/15/25*

Source: Wall Street Research and FactSet as of 4/24/26. Note: dollars in millions, except per share amounts.

Next 18 Months Will Be Critical for Personalis

Catalysts | 2H'26 | 1H'27 | 2H'27 | 2028+

Personalis Specific ↑ / Broader Trends ↓

Personalis Catalysts

- **2H'26:** Potential MolDx submission in Stage I-III Cervical Cancer
- **Q4'26:** MolDx submission in Stage II-IV CRC
- **2H'26:** MolDx submission in Stage II-III BC
- **2026:** NeXT Personal CMS reimbursement for IO
- **2027:** MolDx submission in Stage III-IV Ovarian Cancer
- **May'26:** Q1'26 earnings
- **Aug'26:** Q2'26 earnings
- **Nov'26:** Q3'26 earnings
- **Feb'27:** FY'26 earnings
- **YE'28:** Expiration of comm'l. agreement exclusivity with Toucan
- **2029:** P3 data for partnered Moderna/Merck intismeran autogene in high-risk stage II-IV melanoma[(1)]
- **2030:** P3 data for partnered Moderna/Merck intismeran autogene in NSCLC[(1)]

MRD / Diagnostics Specific

- NEO GENOMICS: ✓ **Feb'26** Launched RaDar ST MRD testing in solid tumors
- EXACT SCIENCES / Abbott: **2H'26+:** Ongoing rollout of Oncodetect in CRC
- veracyte: **2026:** Launch of TrueMRD in MIBC
- GUARDANT: **2H'26-27:** MolDx reimbursement for Reveal TRM
- natera: **2H'26+:** Integration of Foresight into Signatera platform; expansion of Signatera + Latitude
- BILLION TO ONE: **4Q'26:** Launch of tumor naïve MRD test
- Myriad genetics: **2027:** Commercial launch of Precise MRD in BC, RC, and CRC
- GUARDANT: **2027-2028:** Guardant portfolio expansion; Reveal Ultra tumor-informed MRD test

Potential MolDx Nationalization?

Broader Macro

- **2H'26:** Resolution of Straight of Hormuz dispute?
- **Nov. 3:** U.S. midterm elections → *House and/or Senate flipped?*
- **May 15:** Jerome Powell term as Fed Chair expires; Kevin Warsh takes over (if confirmed) → *Interest rate trajectory?*
- *Ongoing impact of AI on labor markets?*
- **2028:** Next U.S. presidential election

Source: Personalis Management, public filings, and Wall Street research. (1) Estimated primary completion per ClinicalTrials.gov.

Project Aviary Situation Update

Toucan Engagement

- **Toucan has remained engaged over the past ~2 months**
  - Completed diligence calls focused on reimbursement timelines as well as financials / synergies
  - Consistently communicated continued interest, despite protracted diligence evaluation period
- **Toucan CEO recently reiterated interest in a strategic transaction**
  - Communicated two potential path forward being evaluated: WholeCo combination or “staged” acquisition over time
  - No formal offer provided, and pointed to perceived lack of overall synergies as a key factor in their ongoing valuation assessment
- **Toucan CEO also indicated that, absent a strategic transaction, Toucan would need to evaluate ongoing commercial relationship with Personalis**
  - Cited unfavorable economics to Toucan due to higher-than-expected costs
  - Current agreement expires YE’28

Other Updates

- **Over the past several weeks, Nightingale has communicated potential interest**
  - No proposal has been provided to date
  - Roche’s acquisition of SAGA may be a helpful data point

Process Design: Potential Next Steps for Project Aviary

- Given Toucan's feedback that they intend to submit a proposal, ***Personalis should determine the path forward for engagement with Toucan and other potential strategic counterparties***
- ***Variety of considerations should be taken into account when determining next steps, including:***
  - ***Likelihood of generating competition:*** broad process is most likely to flush out all potential buyers, albeit most likely buyers are already known to Personalis today
  - ***Management bandwidth:*** each incremental party increases diligence workload on Management
  - ***Risk of leaks:*** Damage of potential leaks is two-fold – potentially kills any ongoing M&A process, but also longer term potential damage to commercial relationship with Toucan
    - Parties can, and do, walk away due to a leaks if they feel their offers are being shopped
- ***In addition to the options below – and at any point during the process – Personalis can choose to cease discussions and focus on executing standalone plan***

A. Engage with Toucan On Sole Basis

- Communicate that value expectations are unchanged from earlier this year
  - Expectation of improved value
- Preserves **greatest flexibility to terminate discussions**
- **Minimizes risk of leaks**
- Avoids perception of failed process if Company is not sold
- Potentially least competitive tension

B. Engage with Targeted High Priority Parties (Recommended Path)

- **Message receipt of inbound** to select parties and evaluate interest in a transaction
- Keep outreach highly selective towards **companies that have previously expressed interest**
  - Guardant, Nightingale, others?
- Signal that while an offer is on the table today, **process is theirs to win** if they are able to offer compelling value

C. Pursue a Broader Sale Process

- Broad "auction" process contacting likely strategics and / or financial buyers
- More concrete positioning that **company intends to sell** as opposed to proceeding with standalone path
- Attempt to **maximize interest and value** through competition
- Highest risk of leaks

Personalis + Toucan: Relative Exchange Ratios Over Time

Exchange ratio over time in stock-for-stock transaction (displayed at no-premium deal)

Exchange Ratio LTM

Exchange Ratio Statistics	
Current	0.12
Minimum (8/22/25)	0.06
Maximum (3/04/26)	0.17
3-Month Average	0.15
6-Month Average	0.14
12-Month Average	0.11
As of 1/26/26	0.15


Favorable to Personalis
Favorable to Toucan
0.25x
0.20x
0.15x
0.10x
0.05x
0.00x
High: 0.17x
Current: 0.12x
Low: 0.06x
Apr-25
Jul-25
Oct-25
Jan-26
Apr-26

Performance since 1/26/26


Exchange Ratio Performance
0.20x
0.18x
0.16x
0.15x
0.14x
0.12x
0.10x
0.08x
0.12x
Jan-26
Feb-26
Mar-26
Apr-26


Share Price Performance (% Change)
100%
$67.63
$10.36
80%
60%
40%
$52.12
(23%)
$6.10
(41%)
Personalis
Toucan
Jan-26
Feb-26
Mar-26
Apr-26

Source: FactSet as of 4/24/26. Note: Exchange ratio is calculated as Personalis' share price divided by Toucan's share price.

Personalis Analysis at Various Prices

Toucan Share Price Today: $52.12

For Reference – Toucan Share Price at Initial Overture: $67.63

	Price per Share	Implied Equity Value[1]	Implied Transaction Value[2]	Today: Prem. / (Disc.) vs. Curr. – % Prem. 1-Day (4/24/26)	Today: Prem. / (Disc.) vs. Curr. – % Prem. 30-Day VWAP	Today: All Stock Consideration – Pro Forma Personalis Ownership[3]	Today: All Stock Consideration – Exchange Ratio[4]	Implied Value at Today's Exchange Ratio vs. Jan-26 Initial Overture – Implied Price per Share	Implied Value at Today's Exchange Ratio vs. Jan-26 Initial Overture – Implied Equity Value[1]	Implied Value at Today's Exchange Ratio vs. Jan-26 Initial Overture – Implied Transaction Value[2]
Personalis Share Price Today	$6.10	$674	$415	–	(8%)	6%	0.1170x	$7.92	$885	$627
	8.00	895	636	+31%	+21%	7%	0.1535x	10.38	1,173	914
	8.50	953	695	+39%	+29%	8%	0.1631x	11.03	1,249	990
	9.00	1,012	753	+48%	+36%	8%	0.1727x	11.68	1,325	1,066
	9.50	1,070	811	+56%	+44%	9%	0.1823x	12.33	1,401	1,142
	10.00	1,129	870	+64%	+52%	9%	0.1919x	12.98	1,477	1,218
	10.50	1,187	928	+72%	+59%	10%	0.2015x	13.62	1,553	1,294
	11.00	1,245	987	+80%	+67%	10%	0.2111x	14.27	1,629	1,370
	11.50	1,304	1,045	+89%	+74%	11%	0.2206x	14.92	1,705	1,446
	12.00	1,362	1,104	+97%	+82%	11%	0.2302x	15.57	1,781	1,522
	12.50	1,421	1,162	+105%	+89%	11%	0.2398x	16.22	1,857	1,598
	13.00	1,480	1,221	+113%	+97%	12%	0.2494x	16.87	1,933	1,675
	Metrics			$6.10	$6.60		$52.12			

Source: Personalis Management, public filings, FactSet, and Bloomberg as of 4/24/26. Note: Dollars in millions, except per share data. Analysis assumes Toucan's $750mm principal amount of convertible senior notes due 7/15/30 with a conversion price of $84.19 is treated as debt. (1) Based on fully diluted Personalis shares outstanding: basic shares of 104.6mm as of 2/20/26 and dilution under treasury stock method (TSM) of 12.6mm stock options with a weighted-average exercise price (WAEP) of $4.70 as of 2/1/26, 0.1mm RSUs as of 12/31/25, and 0.6mm PSUs all as of 12/31/25. (2) Based on $261mm cash and cash equivalents as of 12/31/25 pro forma for Jan-26 ATM offering and $2mm of software loans treated as debt as of 12/31/25. (3) Adjusted to reflect Toucan's existing ownership of 13,039,067 Personalis shares, which are excluded from purchase consideration and pro forma ownership. (4) Based on Toucan's spot (current) price of $52.12 (as of 4/24/26).

Strategic Landscape: Potential Strategic Counterparties

	Company	Mkt. Cap	Total Revenue '26E	Total Revenue '28E	Total Revenue CAGR	Acq. Cap Cash[(1)]	Acq. Cap Debt[(2)]	Acq. Cap Equity[(3)]	Acq. Cap Total	MRD Portfolio Tumor Naïve	MRD Portfolio Tumor Informed	Selected BD
	Toucan	$9.8	$1.6	$2.3	+21%	$0.4	–	$2.0	$2.3	✓ xM MRD	~ NeXT Personal[(4)]	Personalis, Ambry Genetics, Paige
Tier 1	natera	$31.2	$2.7	$3.8	+19%	$0.6	–	$6.2	$6.8	✓ Latitude	✓ Signatera	Foresight Diagnostics
Tier 1	Guardant	13.4	1.3	2.0	+27%	0.7	–	2.5[(5)]	3.2	✓ Guardant Reveal	✗	–
Tier 1	Caris Life Sciences	6.0	1.0	1.4	+20%	0.3	0.4	1.2	1.9	✗	✗	–
Tier 2	Roche	$287.7	$79.3	$87.0	+5%	$16.0	$56.3	$57.5	$129.8	✓ AVENIO	✓ Pathlight	Foundation Medicine, SAGA Diagnostics, flatiron, GenMark Dx, lumiraDx
Tier 2	Abbott	158.7	50.5	59.1	+8%	–	26.7	31.7	58.5	✗	✓ Oncodetect	Exact Sciences
Notif. Oblig.	Merck	$276.4	$66.6	$74.4	+6%	$0.0	$25.6	$55.3	$80.9	✗	✗	–

Other: Adaptive, danaher, GeneDx, GRAIL, Hologic, labcorp, Myriad genetics, Qiagen, Quest Diagnostics, veracyte

Source: Public filings and FactSet as of 4/24/26. Note: Dollars in billions. (1) Assumes minimum cash of $5bn for companies >$150bn market cap and $500mm for companies <$150bn market cap. (2) Assumes max gross leverage of 3.0x based on NTM EBITDA for companies >$150bn market cap and 4.0x for companies <$150bn market cap. (3) Assumes an equity issuance of 20% of current equity value. (4) In Nov-23, Toucan entered into a strategic collaboration with Personalis to develop and co-commercialize NeXT Personal Dx. (5) Based on 20% of basic market capitalization, excludes shares issuable for in-the-money convertible notes.

Appendix

Toucan Wall Street Perspectives

Current Price: $52.12
Median PT = +32% vs. current

Broker	Price Target	Valuation: Method	Valuation: Metric	Revenue 2026E	Revenue 2027E	EBITDA 2026E	EBITDA 2027E
Mizuho (Bradley Bowers)	$100 Buy	Revenue Multiple	~10x 2 Yr. Forward EV/Rev.	$1,643	$2,048	$72	$183
HCW (Yi Chen)	$95 Buy	Revenue Multiple	11.0x NTM EV/Rev.	1,590	--		
BTIG (Mark Massaro)	$90 Buy	--		1,594	1,985	65	100
Loop Capital (Mark Schappel)	$90 Buy	Revenue Multiple	~8x 2027E EV/Rev.	1,592	1,939	66	125
cg Canaccord Genuity (Kyle Mikson)	$80 Buy	DCF	DCF @ 15.1% WACC, 4.0% PGR	1,592	1,976	65	216
Needham (Ryan MacDonald)	$75 Buy	Revenue Multiple	8.5x 2026E EV/Rev.	1,590	--	65	--
Morgan Stanley (Kallum Titchmarsh)	$70 Buy	DCF	DCF @ 7.1% WACC, 3.0% PGR	1,593	1,953	65	212
(Catherine Schulte)	$68 Buy	--		1,588	1,904	--	
TD Cowen (Dan Brennan)	$65 Buy	--		1,592	1,934	64	113
Guggenheim (Subbu Nambi)	$60 Buy	Revenue Multiple	6.1x 2027E EV/Rev.	1,590	1,865	65	197
Stifel (Dan Arias)	$60 Hold	--		1,573	1,982	65	105
J.P.Morgan (Casey Woodring)	$60 Hold	DCF	DCF @ 8.3% WACC, 5.0% PGR	1,580	1,879	53	128
Piper Sandler (David Westenberg)	$58 Hold	Revenue Multiple	~6.8x 1Y Forward EV/Rev.	1,571	1,930	--	
Jefferies (Tycho Peterson)	$35 Sell	DCF	--	1,591	1,933	66	133
William Blair (Andrew Brackmann)	NA Hold	--		1,590	1,970	--	
Wolfe Research (Doug Schenkel)	NA Hold	--		1,587	--	65	--
Median	**$69**			**$1,590**	**$1,939**	**$65**	**$130**

Source: Wall Street Research and FactSet as of 4/24/26. Note: dollars in millions, except per share amounts.

Preliminary Financial Analysis:

Discounted Cash Flow Analysis – Preliminary Management Plan

--- For Reference Only ---
As Presented in Feb-26

Unlevered Free Cash Flow Projections

	Preliminary Management Plan									Management Extrapolation Period					CAGR	
	2026E	2027E	2028E	2029E	2030E	2031E	2032E	2033E	2034E	2035E	2036E	2037E	2038E	2039E	'30E-'34E	26E-34E
Revenue	$98	$153	$276	$462	$772	$1,162	$1,585	$1,952	$2,250	$2,548	$2,833	$3,092	$3,310	$3,476	*31%*	*48%*
% Growth	*15%*	*92%*	*80%*	*67%*	*67%*	*51%*	*36%*	*23%*	*15%*	*13%*	*11%*	*9%*	*7%*	*5%*		
Adj. EBITDA	($93)	($81)	($46)	$18	$108	$232	$384	$533	$696	$788	$876	$956	$1,023	$1,074	*59%*	*NM*
% Margin	*NM*	*NM*	*NM*	*4%*	*14%*	*20%*	*24%*	*27%*	*31%*	*31%*	*31%*	*31%*	*31%*	*31%*		
(Less): SBC	(10)	(10)	(25)	(33)	(38)	(46)	(50)	(50)	(56)	(63)	(70)	(76)	(82)	(86)		
Adj. EBITDA (less SBC)	($103)	($91)	($71)	($15)	$70	$186	$334	$483	$640	$725	$806	$879	$941	$988	*74%*	*NM*
(Less): D&A	(9)	(9)	(13)	(15)	(19)	(21)	(23)	(25)	(29)	(33)	(37)	(40)	(43)	(45)		
Operating Profit	($112)	($100)	($84)	($31)	$51	$165	$311	$457	$611	$692	$769	$839	$899	$944		
(Less): Taxes (Excl. NOLs)[1]	–	–	–	–	(14)	(46)	(87)	(128)	(171)	(194)	(215)	(235)	(251)	(264)		
NOPAT	($112)	($100)	($84)	($31)	$37	$119	$224	$329	$440	$498	$554	$605	$647	$680		
Plus: D&A	9	9	13	15	19	21	23	25	29	33	37	40	43	45		
(Less): Capex	(10)	(12)	(12)	(12)	(50)	(20)	(20)	(25)	(30)	(34)	(38)	(41)	(44)	(46)		
(Less): Δ in NWC	(0)	(3)	18	(1)	2	(0)	1	(2)	(7)	(7)	(7)	(6)	(5)	(4)		
UFCF	($113)	($106)	($65)	($28)	$8	$120	$228	$328	$432	$490	$546	$597	$640	$674		
Memo: 2Q-4Q'26 uFCF	*($80)*															
Impact from NOLs	*–*	*–*	*–*	*–*	*10*	*28*	*48*	*70*	*3*	*–*	*–*	*–*	*–*	*–*		

Implied Enterprise Value ($bn)

WACC \ PGR	3.0%	4.0%	5.0%
16.0%	$1.5	$1.6	$1.7
17.0%	1.3	1.4	1.4
18.0%	1.2	1.2	1.2

Implied Share Price

WACC \ PGR	3.0%	4.0%	5.0%
16.0%	$15.30	$15.90	$16.60
17.0%	13.60	14.05	14.55
18.0%	12.15	12.50	12.90

Implied Terminal EV / LTM Sales

WACC \ PGR	3.0%	4.0%	5.0%
16.0%	1.7x	1.8x	2.0x
17.0%	1.5x	1.7x	1.8x
18.0%	1.5x	1.6x	1.7x

Source: Company filings, FactSet and Personalis Management. Notes: Dollars in millions, except for per share amounts and where otherwise stated. Share prices rounded to nearest $0.05. DCF analysis assumes valuation as of March 31, 2026 using mid-year convention applied to projected free cash flows. Implied share price reflects estimated 3/31/2026 cash balance of $230mm. Fully diluted shares underlying the analysis from Personalis management based on basic shares of 88.8mm as of 10/28/25, pro forma for 12.9mm shares from $109mm at-the-market sales program executed at a weighted-average price of $8.43 per share and dilution under treasury stock method (TSM) of 12.8mm service-based stock options with a weighted-average exercise price (WAEP) of $4.71, 0.3mm performance-based stock options with a WAEP of $1.61, 0.2mm RSUs, and 0.6mm PSUs all as of 9/30/25. (1) Reflects 29.8% tax rate applied to operating profit.

Preliminary Financial Analysis:

Illustrative Discounted Cash Flow Sensitivity Analysis

--- For Reference Only ---
As Presented in Feb-26



	Sensitivity	Value Per Share Impact (vs. Prelim. Mgmt Plan)	Implied Share Price
Prelim. Management Plan Valuation Midpoint			*DCF Midpoint: $14*
Revenue	**+1.0mm NeXT Personal Dx Tests in 2034E** *(Prelim. Mgmt. Plan: 1.9mm)* *2030E-2034E Revenue CAGR of 42% (vs. 31%)*	**+$11**	**$25 / share** *2034E Rev: $3.1bn*
	+0.5mm NeXT Personal Dx Tests in 2034E *(Prelim. Mgmt. Plan: 1.9mm)* *2030E-2034E Revenue CAGR of 36% (vs. 31%)*	**+$6**	**$20 / share** *2034E Rev: $2.7bn*
	(0.5mm) NeXT Personal Dx Tests in 2034E *(Prelim. Mgmt. Plan: 1.9mm)* *2030E-2034E Revenue CAGR of 23% (vs. 31%)*	**($4)**	**$10 / share** *2034E Rev: $1.8bn*
Gross Margin	**60% Gross Margin Steady State** *(Prelim. Mgmt. Plan: 71%, -11%)*	**($6)**	**$8 / share**
R&D	**15% Run-Rate R&D (% of Rev.)** *(Prelim. Mgmt. Plan: 10%, +5%)*	**($3)**	**$11 / share**
Perpetuity Growth Rate	**+ / - 100bps in PGR** *(4.0% PGR Midpoint)*	**($0)** / **+$1**	**$14 / share** / **$15 / share**
Discount Rate	**+ / - 100bps in Discount Rate** *(17.0% Discount Rate Midpoint)*	**($2)** / **+$2**	**$12 / share** / **$16 / share**

Source: Personalis Management. Note: Dollars in millions, except for per share amounts and where otherwise stated. Share prices rounded to nearest $1. DCF analysis assumes valuation as of March 31, 2026 using mid-year convention applied to projected free cash flows. Implied share price reflects estimated 3/31/2026 cash balance of $230mm. Fully diluted shares underlying the analysis from Personalis management based on basic shares of 88.8mm as of 10/28/25, pro forma for 12.9mm shares from $109mm at-the-market sales program executed at a weighted-average price of $8.43 per share and dilution under treasury stock method (TSM) of 12.8mm service-based stock options with a weighted-average exercise price (WAEP) of $4.71, 0.3mm performance-based stock options with a WAEP of $1.61, 0.2mm RSUs, and 0.6mm PSUs all as of 9/30/25.

--- For Reference Only ---

Selected Publicly-Traded Companies

Company	Market Cap. ($bn)	EV ($bn)	Revenue ($bn) 2026E	2027E	2028E	'26-'28E CAGR	EV / NTM Rev.	EV/ LTM EBITDA[1]
Natera	$31.2	$30.2	$2.7	$3.2	$3.8	19%	10.7x	n.m.
Guardant	13.4	13.1	1.3	1.6	2.0	27%	9.5x	n.m.
Toucan	9.8	10.2	1.6	1.9	2.3	21%	6.0x	n.m.
Caris	6.0	5.6	1.0	1.2	1.4	20%	5.2x	n.m.
BillionToOne	4.6	4.1	0.4	0.6	0.7	28%	8.7x	n.m.
10x Genomics	3.0	2.5	0.6	0.7	0.7	8%	3.9x	n.m.
Veracyte	2.8	2.4	0.6	0.6	0.7	11%	3.9x	23.6x
Grail	2.6	1.7	0.2	0.2	0.3	24%	8.8x	n.m.
Adaptive	2.4	2.2	0.3	0.3	0.4	21%	7.2x	n.m.
GeneDx	2.1	2.0	0.5	0.7	0.8	24%	3.4x	n.m.
CareDx	1.2	0.8	0.4	0.5	0.5	11%	1.8x	23.8x
75th Percentile						**24%**	**8.7x**	**23.7x**
Median						**21%**	**6.0x**	**23.7x**
25th Percentile						**15%**	**3.9x**	**23.7x**
Personalis (Cons.)	$0.7	$0.4	$0.1	$0.1	$0.2	41%	4.7x	n.m.
Personalis Mgmt.			0.1	0.2	0.3	68%	3.6x	n.m.

Source: FactSet and Wall Street research as of 4/24/26. Note: Dollars in USD. EBITDA peer multiples range bound between 0 and 30. Revenue peer multiples range bound between 0 and 20. (1) Reflects EBITDA burdened by SBC expense.

--- For Reference Only ---
As Presented in Feb-26

Selected Precedent Transactions

Annc. Date	Target	Acquiror	Offer Value ($bn)	Enterprise Value ($bn)	% Premium To Unaffected	% Premium To 52-Wk. High	% Stock	Implied EV / LTM Sales	Implied EV / NTM Sales	NTM Sales Growth %
Mar-21	GenMark	Roche	$1.8	$1.8	43%	26%	–	10.5x	9.7x	8%
Jul-19	Genomic Health	Exact Sciences	2.8	2.6	11%	(20%)	62%	6.1x	5.5x	11%
Jun-18	Foundation (1)	Roche (1)	5.3	5.3	34%	28%	–	28.4x	19.7x	44%
Sep-16	Cepheid	Danaher	4.4	4.0	54%	0%	–	6.7x	5.9x	15%
75th Percentile					+45%	+26%	15%	14.9x	12.2x	+22%
Median					+39%	+13%	–	8.6x	7.8x	+13%
25th Percentile					+28%	(5%)	–	6.6x	5.8x	+10%
Memo: Selected Others										
Jul-22	Meridian	SD Biosensor / SJL Partners	$1.5	$1.5	8%	1%	–	4.3x	4.5x	(5%)
Dec-21	Ortho Clinical	Quidel	6.0	8.0	25%	10%	71%	3.9x	3.8x	3%
May-21	Immunodiagnostic Systems	PerkinElmer	0.2	0.1	50%	41%	–	2.6x	NA	NA
Jul-16	Sequenom	LabCorp	0.3	0.4	179%	(19%)	–	3.2x	2.9x	11%
Feb-16	Alere (2)	Abbott (2)	5.1	8.1	53%	1%	–	3.3x	3.3x	1%
Jan-16	Affymetrix	Thermo Fisher	1.5	1.3	50%	7%	–	3.7x	3.6x	4%
75th Percentile					+52%	+9%	–	3.9x	3.8x	+4%
Median					+50%	+4%	–	3.5x	3.6x	+3%
25th Percentile					+31%	+1%	–	3.2x	3.3x	+1%

Source: Public filings, Wall Street research, and FactSet as of 2/5/26. Includes life science tools and diagnostics deals from 2016-2026YTD.
(1) Transaction reflects offer value for 100% of company; prior to transaction announcement Roche owned ~56% of outstanding shares. (2) Reflects metrics as of initial February 2016 announcement.